Biogen Announces Two New Nominees for Election to Board of Directors
•Nominees bring diverse business and public health experience key to Biogen’s mission to pioneer and lead in neuroscience
•Company thanks Director Robert W. Pangia as he retires from the Board
CAMBRIDGE, Mass., -- April 9, 2021 -- Biogen Inc. (Nasdaq: BIIB) today announced the nomination of Maria C. Freire, Ph.D. and William D. Jones to stand for election to the company’s board of directors at its 2021 annual meeting of stockholders, scheduled for June 2, 2021. Additionally, Robert W. Pangia, who has served on the board since 1997 and is Chair of the Compensation and Management Development Committee, will retire from the company’s board this year, effective at the annual meeting of stockholders.
Dr. Freire is President and Executive Director and member of the board of directors of the Foundation for the National Institutes of Health, a nonprofit organization committed to accelerating biomedical research and advancing breakthrough discoveries to fight critical diseases. Mr. Jones is the President and Chief Executive Officer and a director of CityLink Investment Corporation, a commercial real estate investment and development services firm that has earned national acclaim for developing complex private and public urban projects.
“Our board believes ensuring diverse perspectives, including a mix of skills, experience and backgrounds, is key to representing the interests of stockholders effectively,” said Stelios Papadopoulos, Ph.D., Biogen’s Chairman.
Dr. Papadopoulos continued, “On behalf of the board of directors and Biogen, I would like to thank Bob Pangia for his long-standing service. His active engagement, expertise and wise counsel have been invaluable in our efforts to serve the best interests of all of Biogen’s stakeholders. We wish him the best for the future.”
“I am pleased by the nomination of Maria and William. I look forward to the added fresh perspectives they will provide and working with them to optimize Biogen’s capital allocation for the benefit of all stockholders,” stated Alexander J. Denner, Ph.D., Chair of the Corporate Governance Committee. “With their nomination, we have taken another important step in the refreshment and diversification of the board.”
“We are excited to announce these nominations for election to Biogen’s board at an important time at Biogen,” said Michel Vounatsos, Biogen’s Chief Executive Officer. “Maria and William have diverse backgrounds spanning medical research, pharmaceuticals, business, not-for profit boards and public health. Their breadth of experience will be instrumental in our mission to discover, develop and deliver worldwide innovative therapies for people living with serious neurological and neurodegenerative diseases.”
Dr. Freire and Mr. Jones are being nominated at the 2021 annual meeting of stockholders along with the existing 11 directors, who will stand for re-election.
About Maria C. Freire
Since November 2012 Dr. Freire has served as President and Executive Director and as a member of the board of directors of the Foundation for the National Institutes of Health. From March 2008 to November 2012 she served as President and as a member of the board of directors of the Albert and Mary Lasker Foundation, which supports biomedical research. Prior to this, Dr. Freire served as President and Chief

Executive Officer of the Global Alliance for TB Drug Development from 2001 to 2008 and Director of the Office of Technology Transfer at the National Institutes of Health from 1995 to 2001.
Dr. Freire also serves as a director of Alexandria Real Estate Equities, Inc., a publicly held urban office real estate investment trust uniquely focused on collaborative life science and technology campuses, and Exelixis, Inc., a drug discovery and development company. She has served on the boards of numerous national and international organizations, including the Science Board of the U.S. Food and Drug Administration, the World Health Organization Commission on Intellectual Property Rights, Innovation and Public Health and the United Nations Secretary General’s High Level Panel on Access to Medicines.
Dr. Freire holds a Ph.D. in Biophysics from the University of Virginia and a B.S. from the Universidad Peruana Cayetano Heredia in Lima, Peru.
About William D. Jones
Mr. Jones has been the President and Chief Executive Officer and a director of CityLink Investment Corporation, a commercial real estate investment and development services firm, since 1994. From 2001 through 2018 Mr. Jones was the President, Chief Executive Officer and a director of City Scene Management Company, a real estate management company. From 1989 to 1993 Mr. Jones served as General Manager/Senior Asset Manager and Investment Manager with certain real estate subsidiaries of The Prudential. Previously, he served as a San Diego City Council member and as Deputy Mayor of San Diego.
Mr. Jones is the Lead Independent Director and Corporate Governance Chair for Sempra Energy, an energy infrastructure company. Mr. Jones is a director and, in some cases, Board Chair of certain funds under management by the Capital Group and Capital Group Private Client Services. He is an NACD Board Leadership Fellow. Mr. Jones is a trustee of the University of California San Diego Foundation and its Investment Committee and the Real Estate Advisory Council. Mr. Jones has extensive experience as a real estate developer in San Diego, where he built the City Heights Urban Village, an award-winning redevelopment project.
Mr. Jones earned his M.B.A. from Harvard Business School and a B.A. in Economics from the University of San Diego.
About Biogen
At Biogen, our mission is clear: we are pioneers in neuroscience. Biogen discovers, develops and delivers worldwide innovative therapies for people living with serious neurological and neurodegenerative diseases as well as related therapeutic adjacencies. One of the world’s first global biotechnology companies, Biogen was founded in 1978 by Charles Weissmann, Heinz Schaller, Kenneth Murray and Nobel Prize winners Walter Gilbert and Phillip Sharp. Today Biogen has the leading portfolio of medicines to treat multiple sclerosis, has introduced the first approved treatment for spinal muscular atrophy, commercializes biosimilars of advanced biologics and is focused on advancing research programs in multiple sclerosis and neuroimmunology, Alzheimer’s disease and dementia, neuromuscular disorders, movement disorders, ophthalmology, neuropsychiatry, immunology, acute neurology and neuropathic pain.
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Additional Information and Where to Find It
Biogen, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the matters to be considered at Biogen’s 2021 annual meeting of stockholders. Biogen intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from stockholders. STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT WHEN IT BECOMES AVAILABLE AS IT WILL CONTAIN IMPORTANT INFORMATION. Information regarding ownership of Biogen stock and other securities by Biogen directors and executive officers is included in their SEC filings on Forms 3, 4 and 5, which can be found through the Biogen website (www.biogen.com) in the section “Investors” or through the SEC’s website at www.sec.gov. Additional information about Biogen’s directors and executive officers and their interests is set forth in Biogen’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 3, 2021, and Biogen’s proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on April 20, 2020, and in Biogen’s other SEC filings, which can be found through Biogen’s website (www.biogen.com) in the section “Investors” or through the SEC’s website at www.sec.gov. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with Biogen’s 2021 annual meeting of stockholders. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by Biogen with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at Biogen’s website at www.biogen.com.
Biogen Safe Harbor
This news release contains forward-looking statements, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements relating to our business activities; our strategy and plans; the potential of our commercial business and pipeline programs; capital allocation and investment strategy; the potential election of Dr. Freire and Mr. Jones to the Biogen Board of Directors; the potential expansion of the Biogen Board of Directors at the 2021 annual meeting of stockholders; and the expected benefits from the potential election to the Biogen Board of Directors of Dr. Freire and Mr. Jones. These forward-looking statements may be accompanied by words such as “aim,” “anticipate,” “believe,” “could,” “estimate,” “except,” “forecast,” “intend,” “may,” “plan,” “potential,” “possible,” “will,” “would” and other words and terms of similar meaning. You should not place undue reliance on these statements.
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in any forward-looking statement. Investors should consider this cautionary statement as well as the risk factors identified in our most recent annual or quarterly report and in other reports we have filed with the SEC. These statements are based on our current beliefs and expectations and speak only as of the date of this news release. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.
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